UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2017

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32, rue Blanche, Paris - France	75009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +33 14 040 2290
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 29, 2017, Criteo S.A. (the “Company”) and its subsidiaries Criteo Finance S.A.S. and Criteo Corp. (together, the “Additional Borrowers”) entered into an Amendment and Restatement Agreement (the “Amendment”) amending and restating the Multicurrency Revolving Facility Agreement (the “Facility Agreement”) originally dated September 24, 2015, as amended on June 20, 2016, with BNP Paribas, Crédit Lyonnais (LCL), HSBC France, Natixis and Société Générale Corporate & Investment Banking as arrangers, Natixis as coordinator and documentation agent, Crédit Lyonnais (LCL) as agent, and the financial institutions listed therein as lenders. The Amendment, among other things, (i) increased the maximum principal amount available under the Facility Agreement by €100 million to €350 million, (ii) added each of the Additional Borrowers as borrowers under the Agreement, (iii) extended the maturity date of the facility to March 29, 2022, subject to two additional one-year extension options, and (iv) increased the maximum permissible leverage ratio to 3.0:1 from 2.5:1.
This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment that is filed as Exhibit 4.1 to this report and incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
4.1
Amendment and Restatement Agreement, dated as of March 29, 2017, by and among Criteo S.A., Criteo Finance S.A.S. and Criteo Corp., as borrowers, BNP Paribas, Crédit Lyonnais (LCL), HSBC France, Natixis and Société Générale Corporate & Investment Banking as arrangers, Natixis as coordinator and documentation agent, Crédit Lyonnais (LCL) as agent, and the financial institutions listed therein as lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: March 30, 2017	By:	/s/ Benoit Fouilland
	Name:	Benoit Fouilland
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amendment and Restatement Agreement, dated as of March 29, 2017, by and among Criteo S.A., Criteo Finance S.A.S. and Criteo Corp., as borrowers, BNP Paribas, Crédit Lyonnais (LCL), HSBC France, Natixis and Société Générale Corporate & Investment Banking as arrangers, Natixis as coordinator and documentation agent, Crédit Lyonnais (LCL) as agent, and the financial institutions listed therein as lenders.